Exhibit 10.115


                INDENTURE OF FIRST NAVAL MORTGAGE


                        RB DEVELOPMENT CO.

                             - and -

              CHRISTIANIA BANK OG KREDITKASSE, agent

                           as Mortgagee


                         o.p.v. SEILLEAN

                      Dated August __, 1996

=============================================================================

                              INDEX

CLAUSE    SUBJECT MATTER                                     PAGE

  1       REPRESENTATIONS AND COVENANTS . . . . . . . . . . . . . . . . . .  2
  2       DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . . . . .  4
  3       MORTGAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  4       PAYMENT COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 10
  5       PRESERVATION OF SECURITY  . . . . . . . . . . . . . . . . . . . . 10
  6       INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  7       Vessel COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . 14
  8       PROTECTION OF SECURITY  . . . . . . . . . . . . . . . . . . . . . 18
  9       ENFORCEABILITY AND MORTGAGEE'S POWERS . . . . . . . . . . . . . . 19
  10      APPLICATION OF MONEYS . . . . . . . . . . . . . . . . . . . . . . 21
  11      FURTHER ASSURANCES  . . . . . . . . . . . . . . . . . . . . . . . 22
  12      POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . 22
  13      INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  14      EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  15      COMMUNICATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . 25
  16      ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  17      TOTAL AMOUNT, ETC.  . . . . . . . . . . . . . . . . . . . . . . . 25
  18      WAIVER; AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . 25
  19      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  20      JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . 26

EXHIBIT 1 FORM OF CREDIT AGREEMENT
EXHIBIT 2 FORM OF AMENDMENT
EXHIBIT 3 FORM OF SECOND AMENDMENT
EXHIBIT 4 FORM OF SUBSIDIARY ASSUMPTION AGREEMENT
EXHIBIT 5 FORM OF SUBSIDIARY GUARANTY

==============================================================================

       THIS INDENTURE OF FIRST NAVAL MORTGAGE made and entered into this __ day of August 1996, between READING & BATES DEVELOPMENT CO., corporation duly constituted and existing in conformity with the laws of the State of Delaware with its principal office at 901 Threadneedle, Suite 200, Houston, Texas
77079 (hereinafter called the "Owner") and CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH having offices at 11 West 42nd Street, New York, NY 10036, as agent for the Banks (as hereinafter defined) (hereinafter called the "Mortgagee"), on the Panamanian oil production vessel SEILLEAN of 50,098 gross registered tons, 15,278 net registered tons and with a length of 236.47 a breadth of 37.00 and a depth of 19.80 and Provisional Patent of Navigation No. _________ (hereinafter called the "Vessel"), duly registered under the laws and flag of the Republic of Panama, the detailed description of which is hereinafter more particularly set forth.

                             W I T N E S S E T H :

WHEREAS

(A) The Owner is the sole owner of the whole of the oil production vessel SEILLEAN documented under the laws and flag of the Republic of Panama.

(B) By a Credit Agreement dated as of April 30, 1996 (as amended, restated or supplemented from time to time, the "Credit Agreement") among Reading & Bates Corporation, a Delaware corporation, as guarantor ("Holdings"), Reading & Bates Drilling Co, an Oklahoma corporation, as borrower (the "Borrower"), the banks party thereto (the "Banks"), Credit Lyonnais New York Branch, as co-agent (the "Co-Agent") and the Mortgagee, as agent, (the form of which Credit Agreement together with the form of promissory note of the Borrower attached as Exhibit B thereto but without the remaining exhibits is attached hereto as
       Exhibit 1), it was agreed among other things that the Banks would make available to the Borrower a reducing revolving credit facility (the "Facility") in the maximum aggregate principal amount at any one time outstanding of One Hundred Million United States Dollars (U.S.$100,000,000), providing for the making of Loans and the issuance of and participations in Letters of Credit as contemplated therein.

(C) By an Amendment to the Credit Agreement dated as of July 9, 1996 (the "Amendment", the form of which Amendment without attachments is attached hereto as Exhibit 2), among Holdings, the Borrower, the Banks, the Co-Agent and the Mortgagee, as agent, it was agreed among other things that the Banks would increase the amount available to the Borrower under the Facility to an aggregate amount at any time outstanding of One Hundred Forty Million United States Dollars (US$140,000,000). As required by Article 1515 Section 3 of the Commercial Code of Panama, the dates on which payments of principal in respect of the Loans are due may be determined from the provisions of the Credit Agreement including Section 3.03.

(D) By an Amendment to the Credit Agreement dated as of August ____, 1996, entered into by Holdings, the Borrower, the Banks, the Co-Agent and the Mortgagee, as agent (the "Second Amendment, the form of which Second Amendment without attachments is attached hereto as Exhibit 3), it was agreed to amend Section 7.13 of the Credit Agreement by deleting all references to "RB Drilling Co." contained therein and inserting in lieu thereof references to "Reading & Bates Development Co.".

(E) The obligations of the Borrower with respect to the Facility are evidenced by the Credit Agreement and the other Credit Documents, including the promissory notes of the Borrower payable to the order of the respective Banks (each a "Note" and, collectively, the "Notes") (the form of which is attached as Exhibit B to the Credit Agreement).

(F) The Owner, for good and valuable consideration has authorized, executed and delivered a Subsidiary Assumption Agreement (as amended, restated or supplemented from time to time, the "Subsidiary Assumption Agreement", the form of which is attached hereto as Exhibit 4), pursuant to which the Owner agreed to become a party to a Subsidiary Guaranty (the "Subsidiary Guaranty", the form of which Subsidiary Guaranty without attachments is attached hereto as Exhibit 5) in favor of the Agent guaranteeing the performance by the Borrower of its obligations under the Credit Agreement and the other Credit Documents.

(G) This Mortgage is made for the benefit of the Mortgagee to secure the guaranty by the Borrower of (i) the full and prompt payment when due of (x) the principal and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit issued under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Borrower to the Secured Creditors (as hereinafter defined), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage;
       (ii) any and all sums advanced by the Mortgagee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrower referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Mortgagee of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the
       Collateral, or of any exercise by the Mortgagee of its rights hereunder, together with reasonable attorneys' fees of counsel to the Mortgagee and court costs; and (iv) all amounts paid by any Indemnitee (as defined herein) as to which such Indemnitee has the right to reimbursement under Clause 13 of this Mortgage (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Mortgage or extended from time to time after the date of this Mortgage.

(H) This Indenture of First Naval Mortgage, which is entered into by the Owner in consideration of the Banks entering into the Amendment and the Second Amendment and agreeing to make the Facility available to the Borrower and as a condition thereto and for other good and valuable consideration provided by the Banks (the sufficiency of which the Owner hereby acknowledges).

NOW, THEREFORE, the appearing parties, each in the name and on behalf of his respective principal, state that they hereby execute this Indenture of First Naval Mortgage pursuant to the following representations:

1.     REPRESENTATIONS AND COVENANTS

1.01   The Owner represents and covenants to the Mortgagee that:

       a. The Owner is the sole and absolute owner of the Vessel under the laws and flag of the Republic of Panama;

       b. The Owner, as sole legal and beneficial owner of the Vessel, has received and presently possesses a Provisional Patent of Navigation for the Vessel, duly issued by the Republic of Panama under No. ________;

       c. Neither the whole nor any share in the Vessel is subject to any Security Interest (as defined herein) (except for Permitted Liens (as defined herein) and the lien of this Mortgage);

       d. the Owner has not sold or transferred, or agreed to sell or transfer, title to the Vessel or any share therein;

       e. the Owner is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware;

       f. the Owner has full power and authority (i) to execute and deliver this Mortgage, (ii) to mortgage the Vessel as security for the Obligations and (iii) to comply with the provisions of, and perform all its obligations under, this Mortgage;

       g.    the Owner  has complied  with all  statutory  and other  material
             requirements  relative   to  the   ownership,  registration   and
             operation of the Vessel;

       h. the Owner has taken all necessary action to authorize the execution and delivery of this Mortgage and this Mortgage constitutes, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms (except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles) and when preliminarily recorded with the Public Registry in Panama through the Panamanian Consulate in London, England will create a legal, valid and enforceable first preferred mortgage lien on the Vessel subject only to the permanent filing of this Mortgage in the Public Registry in Panama within six months of the date of the preliminary recorded filing;

       i. the entry into and performance by the Owner of this Mortgage does not and will not during the Credit Facility Period (as defined herein) violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) any of the constitutive documents of the Owner including the Certificate of Incorporation or By-laws, as amended from time to time, or (iii) any material agreement, contract or other undertaking to which the Owner is a party or which is binding upon the Owner or any of its assets;

       j. all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Mortgage and the transactions contemplated hereby and thereby have been obtained and are in full force and effect and will be so maintained during the Credit Facility Period;

       k. save for such registrations and filings as are referred to in this Mortgage, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Mortgage that it or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Mortgage;

       l. the Owner is in compliance with all applicable Environmental Laws (as defined herein) relating to the Vessel, its operation and management;

       m. the Owner has obtained all Environmental Approvals (as defined herein) and is in compliance with all requests thereof;

       n. no Environmental Claim (as defined herein) has been made or threatened against the Owner or otherwise in connection with the Vessel;

       o.    no  Environmental   Incident  (as   defined  herein)   which  has
             resulted, or which could reasonably be expected to result, in an Environmental Claim in excess of US$200,000 has occurred; and

       p. The Owner hereby affirms as its representations all of the statements contained in the "WHEREAS" clauses of this Mortgage.

1.02 The representations and warranties of the Owner set out in Clause 1.01 shall survive the execution of this Mortgage and shall be deemed to be repeated at the time of the making of each Loan (as defined herein) and at the time of the issuance of each Letter of Credit, with respect to the facts and circumstances existing at each such time, as if made at each such time.

1.03 The Mortgagee represents that the Banks have made the Facility available to the Owner, as evidenced by, inter alia, the Credit Agreement, the Notes and the Security Documents (as defined herein), and accepts the Mortgage constituted by this instrument upon the Vessel as security for the due and prompt payment and performance of the obligations of the Owner under the Credit Agreement and the other Credit Documents.

1.04 Each of the contracting parties declares that it is satisfied with the representations and covenants made by the other and accepts them as true; and the parties mutually acknowledge their respective legal status as well as the authority of the persons representing them respectively in this instrument to sign the same on behalf of their respective principals.

2.     DEFINITIONS AND INTERPRETATION

2.01 In this Mortgage unless the context otherwise requires, the following expressions shall have the following meanings:

       "Agent" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Amendment" means the Amendment dated as of July 9, 1996 among Holdings, the Borrower, the Banks, the Co-Agent and the Mortgagee, as agent first referred to in Recital (C) hereto;

       "Bank" means any lender listed from time to time on Annex 1 to the Credit Agreement (collectively, the "Banks");

       "Collateral Assignment of Insurances" means the Collateral Assignment of Insurances in respect of the Vessel executed or to be executed by the Owner in favor of the Agent;

       "Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Credit Agreement" means the Credit Agreement, dated as of April 30, 1996, among Holdings, the Borrower, the Banks, the Co-Agent, and the Mortgagee, as agent as amended by the Amendment and the Second Amendment first referred to in Recital (B) hereto, and as further amended, restated or supplemented from time to time;

       "Credit Documents" shall have the meaning for such term as set forth in the Credit Agreement;

       "Credit Facility Period" shall mean the period commencing on the date hereof and ending on the date the Total Commitments have terminated, no Letters of Credit remain outstanding and the Unpaid Drawings together with interest, fees and all other obligations are paid in full;

       "Credit Party" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Default  Rate"  shall  mean   the  rate  of  interest  calculated   in
       accordance with Section 1.07(b) of the Credit Agreement;

       "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;

       "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of business of such entity and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment;

       "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Vessel, (ii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and which involves collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, where the Vessel or the Owner are actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and where the Vessel is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

       "Environmental Laws" means all applicable laws, regulations, conventions and agreements whatsoever relating to pollution or protection of the environment (including, without limitation, the Oil
       Pollution  Act of 1990  (33 U.S.C.   2701 et  seq.), the Comprehensive
       Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act of
       1976 (42 U.S.C.   6901 et seq.),  the Clean Air Act (42  U.S.C.  7401
       et seq.), the Federal Water Pollution Control Act (33 U.S.C.  1251  et
       seq.) and the Toxic  Substances Control Act (15 U.S.C.   2601 et seq.)
       (all of the foregoing as amended), and any comparable laws of the individual States of the United States of America or any other state or nation);

       "Fees" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

       "Indemnitee" shall have the meaning set forth in Section 13.01;

       "Insurances" includes all policies and contracts of insurance (which expression includes all entries of the Vessel in a protection and indemnity association) which are from time to time taken out or entered into in respect of the Vessel or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Agent) and all benefits thereof (including claims of whatsoever nature and return of premiums);

       "Interest Period" shall have the same meaning for such term as set forth in Section 1.08 of the Credit Agreement;

       "Letter of Credit" shall have the same meaning for such term as set forth in Section 2.01 of the Credit Agreement;

       "Loan(s)" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Major Casualty" means any casualty to the Vessel in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars (US$500,000) or the equivalent in any other currency;

       "Note" means each promissory note of the Borrower referred to in Recital (D) hereto and in Section 1.05(a) of the Credit Agreement;

       "Obligations" shall have the meaning provided in Recital (F) hereto;

       "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C. 2701 et seq.), as amended;

       "Other Rigs" means, individually or collectively, each of (i) the semi-submersible drilling rig JACK BATES owned by the Borrower documented under the laws and flag of the United States of America with Official Number 906283 of 19,928 gross registered tons and 14,948 net registered tons; (ii) the jack-up drilling rig D. R. STEWART owned by Reading & Bates Exploration Co. ("R&B Exploration") documented under the laws and flag of the United States of America with Official Number 626904 of 6,494 gross registered tons and 5,834 net registered tons; (iii) the drilling tender W.D. KENT owned by R&B Exploration documented under the laws and flag of the United States of America with Official Number 583169 of 5,383 gross registered tons and 4,185 net registered tons; (iv) the jack-up drilling rig RON TAPPMEYER owned by Reading & Bates (A) Pty Ltd. documented under the laws and flag of Australia with Official Number 855213 of 11,455 gross registered tons and 3,436 net registered tons; (v) the semi-submersible drilling rig J.W. McLEAN owned by the Borrower documented under the laws and flag of the Republic of Panama with Patente Number 25384-PEXT of 15,453 gross registered tons and 4,636 net registered tons; (vi) the drilling tender CHARLEY GRAVES owned by Reading and Bates Borneo Drilling Co., Ltd. documented under the laws and flag of the Republic of Panama with Patente Number 6618-76 CH of 5,829 gross registered tons and 1,748 net registered tons; and (vii) the jack-up drilling rig HARVEY H. WARD owned by HRB Rig Corporation documented under the laws and flag of the United States of America with Official Number 642693 of 4,121 gross registered tons and 3,079 net registered tons and (viii) semi-submersible drilling Rig 41 owned by RB Drilling Co. documented under the laws and flag of the Republic of Panama with Patente Number 22365-95 of 10,078 gross tons and 3,024 net registered tons.

       "Permitted Liens" means: (1) liens incident to expenses of current operations, other than for master's and crew's wages, incurred in the ordinary course of business of the Owner and due and payable for not more than thirty (30) days (or being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Agent, provide a bond or other security satisfactory to the Agent); (2) liens for master's and crew's wages not yet due and payable; (3) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent (unless being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Agent, provide a bond or other security satisfactory to the Agent); (4) liens for general average and salvage (including contract salvage); (5)
       liens for claims covered by valid policies of insurance meeting the requirements of Clause 6 hereof (except that no lien shall be deemed not covered by insurance to the extent insurance in force would cover the amount secured by the lien but for any applicable deductible amount approved by the Agent); (6) liens arising pursuant to any judgment or to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 30 consecutive days; (7) any lien for the payment or discharge of which provisions satisfactory to the Agent have been made as evidenced by the Agent's written consent to such lien; (8) any lien in favor of the Banks; and provided that Permitted Liens shall not include any liens described in subclauses (1) through (7) above unless they: (i) are subordinate to the lien of this Mortgage or (ii)
       constitute a maritime lien which would in any event be entitled as such to priority over the Mortgage under the United States shipping laws or other applicable laws relating to the Vessel's trading pattern. Nothing herein shall be deemed a waiver of the priority preferred lien status of this Mortgage;

       "Protection  and  indemnity risks"  means  the usual  risks  covered by protection and indemnity associations of international repute including the proportion not recoverable in case of collision under the ordinary running-down clause (unless such is recoverable under the relevant hull and machinery coverage);

       "Required Banks" shall have the meaning for such term as set forth in the Credit Agreement;

       "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire;

       "Second Amendment" means the Second Amendment dated as of August ___, 1996 among Holdings, the Borrower, the Banks, the Co-Agent and the Mortgagee, as agent first referred to in Recital (D) hereto:

       "Secured Creditors" shall mean the Banks, the Letter of Credit Issuer and the Agent under and as defined in the Credit Agreement;

       "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

       "Subsidiary Assumption Agreement" means the agreement pursuant to which the Owner has agreed to become a party to, inter alia, the Subsidiary Guaranty.

       "Subsidiary Guaranty" means the Guaranty in favor of the Agent and the Banks dated as of April 30, 1996 as amended, restated or supplemented from time to time to which the Owner has become a signatory pursuant to the Subsidiary Assumption Agreement as first referred to in Recital
       (F) hereto;

       "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Total Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised total loss of the Vessel; (b) the requisition for title or other compulsory acquisition or forfeiture of the Vessel otherwise than by requisition for hire; (c) the capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel be released from such capture, seizure, arrest or detention within ninety (90) days after the occurrence thereof;

       "United States Dollars" and "US$" means the lawful currency of the United States of America;

       "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Vessel" means the vessel in Recital (A) hereto and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties);

       "War Risks" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

2.02 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Credit Agreement shall bear the same meanings when used in this Mortgage.

2.03   In this Mortgage:

       (a) Clause headings are inserted for convenience only and shall not affect the construction of this Mortgage and, unless otherwise specified, all references to Clauses are to clauses of this Mortgage;

       (b)   unless  the  context  otherwise  requires,   words  denoting  the
             singular number shall include the plural and vice versa;

       (c)   references    to   persons    include   bodies    corporate   and
             unincorporated;

       (d) references to assets include property, rights and assets of every description;

       (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

       (f) references to any enactment include re-enactments, amendments and extensions thereof.

3.     MORTGAGE

3.01 In order to secure the Obligations the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Mortgagee, its successors and assigns, in accordance with the provisions of Chapter V, Title IV of Book Second of the Code of
       Commerce and pertinent provisions of the Civil Code and other legislation of the Republic of Panama, the whole of the Vessel, the detailed description of which is as follows:

             oil production vessel SEILLEAN; gross tonnage approximately 50,928; net tonnage approximately 15,278; length overall 236.47 meters, breadth 37.00 meters; depth 19.80 meters; built in 1986 by Harland & Wolff PLC in Belfast, Northern Ireland; radio call letters _______;

       TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns forever, upon the terms herein set forth for the enforcement of the Obligations.

       PROVIDED ONLY and the condition of these presents is such that if the Owner or its successors and assigns shall pay or cause to be repaid to the Secured Creditors and their respective successors or assigns the Obligations as and when the same shall become due and payable in accordance with the terms of the Credit Agreement, the Subsidiary Guaranty and this Mortgage and the Owner and its successors and assigns shall observe and comply with the covenants, terms and conditions contained in the Subsidiary Guaranty and this Mortgage, expressed or implied to be performed, observed or complied with by and on the part of the Owner and its successors and assigns, then these presents and the rights hereunder shall cease, determine and be void and, in such event, the Mortgagee agrees to furnish, execute and record, at the expense of the Owner, all such documents as the Owner may reasonably require to discharge this Mortgage, otherwise to be and remain in full force and effect.

       Notwithstanding anything to the contrary herein it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof herein shall be construed as waiving the preferred status of this Mortgage then such provision shall to such extent be void and of no effect.

3.02 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Vessel and none of the Secured Creditors shall be under any obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Owner to perform its obligations in respect thereof.

3.03 This Mortgage, when it shall have been duly executed and signed on behalf of the parties, shall be provisionally recorded through the Panamanian Consulate at London, England and thereafter within three months permanently recorded in the Public Registry in Panama.

4.     PAYMENT COVENANTS

4.01   The Owner hereby covenants with the Secured Creditors:

       (a) to pay and indemnify the Secured Creditors for all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Secured Creditors (or in respect of which the Owner agrees in this Mortgage to indemnify any of the Secured Creditors) at the times and in the manner specified in this Mortgage;

       (b) to pay interest on any such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 4.01(a) from the date on which the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money is paid by any Secured Creditor (both before and after any relevant judgment) at the Default Rate; and

       (c) to pay and perform its obligations which may be or become due or owing to any Secured Creditor, as the case may be, under this Mortgage and the Subsidiary Guaranty at the times and in the manner specified herein or therein.

5.     PRESERVATION OF SECURITY

5.01   It is declared and agreed that:

       (a) the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the performance of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Obligations;

       (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

       (c) the Mortgagee shall not have to enforce any of the other Security Documents before enforcing the security created by this Mortgage;

       (d) no failure or delay on the part of the Mortgagee in exercising any right, power, privilege or remedy hereunder and no course of dealing between Owner and Mortgagee (in its capacity as mortgagee or in its capacity as agent) shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Mortgagee (in its capacity as mortgagee or in its capacity as agent) would otherwise have. No notice to or demand on the Owner in any case shall entitle the Owner to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Mortgagee (in its capacity as mortgagee or in its capacity as agent) to any other or further action in any circumstances without notice or demand; and

       (e) any waiver by the Mortgagee of any terms of this Mortgage or any consent given by the Mortgagee under this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

5.02 Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Secured Parties or any of them by the Credit Parties or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.03 The rights of the Secured Creditors under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Credit Parties, the Secured Creditors or any other person:

       (a) any waiver granted to or composition with the Credit Parties or any other person; or

       (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Credit Parties or any other persons; or

       (c)   any   legal   limitation,   disability,   incapacity   or   other
             circumstances relating to the Credit Parties or any other person; or

       (d)   any  amendment  or  supplement  to  the   Credit  Agreement,  the
             Subsidiary Guaranty, any of the other Credit Documents or any other document or security; or

       (e) the dissolution, liquidation, amalgamation, reconstruction or reorganization of any of the Credit Parties or any other person; or

       (f) the unenforceability, invalidity or frustration of any obligations of the Credit Party or any other person under the Credit Agreement, the Subsidiary Guaranty, any of the other Credit Documents or any other document or security.

6.     INSURANCE

6.01 The Owner covenants with the Mortgagee throughout the Credit Facility Period that:

       (a) The Owner shall, at its own expense, when and so long as any Obligation remains outstanding, insure the Vessel and keep her insured, or cause the Vessel to be insured, in lawful money of the United States, in such amounts, for such risks (including without limitation, hull and machinery/increased value, Protection and Indemnity Risks, pollution liability, and War Risks), in such form (including without limitation, the form of the loss payable clause and the designation of named assureds) and with such first class insurance companies, underwriters, funds, mutual insurance associations or clubs, as shall be reasonably satisfactory to the Mortgagee. With respect to hull and machinery/increased value insurance, including war risk, the Owner shall insure the Vessel and keep her insured, or cause the Vessel to be insured, for an amount which is at least the agreed value of the Vessel, and when such amount is aggregated with the total amount of such insurance coverage on the Other Rigs, such aggregate amount shall be at least 110% of the Total Commitment. Such insurance shall cover marine and war risk perils, on hull and machinery, with per occurrence deductibles not in excess of US$500,000 (such deductibles not to apply in the case of Total Loss of the Vessel), and shall be maintained in the broadest forms available in the American, British and Scandinavian insurance markets or in such other major international markets acceptable to the Mortgagee. The Owner shall maintain protection and indemnity insurance, including war risk protection and indemnity coverage and coverage against pollution liability, in an amount not less than US$100,000,000 (or, with respect to pollution liability coverage, such greater amount as may be at least equal from time to time to the limitation of liability amount applicable to the Vessel under the Oil
             Pollution Act 1990 or other Environmental Laws), through underwriters or associations acceptable to the Mortgagee. In addition, the Owner shall, at its own expense, furnish to the Mortgagee a mortgagee's single interest policy providing coverage which, when aggregated with the mortgagee's interest insurance furnished to the Mortgagee in respect of the Other Rigs, shall be in an amount equal to at least 110% of the Total Commitment (or in lieu of such mortgagee's interest insurance Owner shall cause the hull and machinery/increased value insurance to be endorsed to afford breach of warranty coverage for the benefit of the Mortgagee). Such mortgagee's interest insurance and any additional insurance policies for the benefit of the Mortgagee shall be maintained in the broadest form available in the American, British and Scandinavian markets or other major international markets acceptable to the Mortgagee through underwriters acceptable to the Mortgagee. The Vessel shall not operate in or proceed into any area then excluded by trading warranties under its marine or war risk policies (including protection and indemnity) without satisfying the conditions of the relevant policies evidence of which shall be furnished to the Mortgagee.

       (b) The policy or policies of insurance shall be issued by responsible underwriters reasonably acceptable to the Mortgagee, shall contain conditions, terms, stipulations and insuring covenants satisfactory to the Mortgagee, and shall be kept in full force and effect by the Owner so long as the Security Documents and the Secured Indebtedness shall be outstanding. All such policies, binders and other interim insurance contracts shall be executed and issued in the name of the Owner and shall, to the extent required herein, provide that the Mortgagee shall be the loss payee for distribution by it to itself, the Banks and the Owner as their interests may appear, and shall provide for at least ten days' prior notice to be given to the Mortgagee by the underwriters or association in the event of cancellation or the failure of the Owner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder. The Mortgagee and the Banks shall be named as co-assureds on all such policies and insurance contracts, but without liability of the Mortgagee, or the Banks for premiums or calls. Complete certified copies of all such policies, binders and other interim insurance contracts shall be delivered to the Mortgagee. Originals shall also be provided upon the request of the Mortgagee. The Owner shall furnish to the Mortgagee annually a detailed report signed by a firm of marine insurance brokers satisfactory to the Mortgagee as to the insurance maintained in respect of the Vessel, as to their opinion as to the adequacy thereof and as to compliance with the provisions of this Clause 6.01.

             Unless otherwise required by the Mortgagee, by notice to the underwriters, although the following insurance is payable to the Mortgagee, (i) any loss under any insurance on the Vessel with respect to Protection and Indemnity Risks may be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than a loss covered by
             (i) above or by the next following paragraph of this Clause 6.01(b)) under any insurance with respect to the Vessel involving any damage to the Vessel, the underwriters may pay direct for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid the salvage or other charges, may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a before deductible loss in excess of US$1,000,000.00 (One Million U.S. Dollars), the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee (which consent shall not be unreasonably withheld). Any loss covered by this paragraph which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this paragraph, directly to the Owner or others, shall be paid by the Mortgagee to, or as directed by, the Owner and all other payments to the Mortgagee of losses covered by this paragraph shall be applied by the Mortgagee in accordance with Clause 10.01.

             In the event of a Total Loss, all insurance payments therefor shall be paid to the Mortgagee. The Owner shall not declare or agree with the underwriters that the Vessel is a Total Loss without the prior written consent of the Mortgagee.

       (c) In the event of a Total Loss of the Vessel, the Mortgagee shall retain out of the insurance payments received on account of such loss any sum or sums that shall be or become owing to the Secured Creditors under the Security Documents, whether or not the same shall be then due and payable, together with accrued interest and the cost, if any, of collecting the insurance, and pay the balance as provided in Clause 10.

       (d) The Owner shall comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Owner or the Vessel with respect to the carriage of passengers or pollution, and will maintain, or cause to be maintained, all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which the Vessel from time to time is engaged.

       (e) The Owner shall renew all such insurances as they expire and so as to insure that there is no gap in coverage, keep the Mortgagee advised of the progress of such renewals, and shall provide evidence of such renewal in writing to the Mortgagee as and when each such renewal is effected.

       (f) The Owner shall punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts when so required by the Mortgagee.

       (g) The Owner shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risks association.

       (h) The Owner shall not employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid relative to the Vessel (including any warranties, express or implied, therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

7.     Vessel COVENANTS

7.01 The Owner covenants with the Mortgagee that throughout the Credit Facility Period the Owner will:

       (a)   keep the  Vessel documented  in  its name  as  a Panamanian  flag
             vessel  and  do  or   allow  to  be  done  nothing  whereby  such
             documentation may be forfeited or imperilled;

       (b) not without the previous consent in writing of the Mortgagee except as otherwise contemplated by the Credit Agreement, change the name of the Vessel or make any modification to the Vessel which would materially alter the structure, type or performance characteristics of the Vessel and which would materially reduce the value of the Vessel;

       (c)   keep  the  Vessel  in  a  good  and  efficient  state  of  repair consistent with first-class ship-ownership and management practice employed by owners of drilling rigs of similar size and type and so as to maintain her present class (namely 100 A1 Oil (Processing) Tanker DP (AA) LMC, UMS, 1GS) at Lloyd's Register free of recommendations and qualifications and change of class, save those approved in writing by the Mortgagee and so as to comply with all applicable laws, treaties and conventions of the Republic of Panama and other applicable jurisdictions, and rules and regulations issued thereunder, and have on board as and when required thereby valid certificates showing compliance therewith;

       (d) procure that all repairs to or replacement of any damaged, worn or lost parts or equipment in such manner (both as regards workmanship and quality of materials) as to not materially diminish the value of the Vessel and not to remove any material part of, or item of equipment owned by the Owner installed on, the Vessel unless (i) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest (other than Permitted Liens) in favor of any person other than the Mortgagee and becomes on installation on the Vessel the property of the Owner and subject to the security constituted by this Mortgage or (ii) the removal will not materially diminish the value of the Vessel;

       (e) submit the Vessel to such periodical or other surveys as may be required for classification purposes and if so required to supply to the Mortgagee copies of all survey reports issued in respect thereof;

       (f) permit the Mortgagee by independent surveyors to board the Vessel at all reasonable times and upon reasonable notice for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections, provided that unless an Event of Default shall have occurred and be continuing, the cost of any such inspection shall be for the account of the Mortgagee;

       (g) promptly pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens (other than Permitted Liens) on or claims enforceable against the Vessel and all tolls, dues, taxes, assessments, governmental charges, fines and penalties lawfully charged on or in respect of the Vessel and all other expenses whatsoever in respect of the Vessel and in the event of arrest of the Vessel pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

       (h) not employ the Vessel or allow her employment in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which can reasonably be expected to render her liable to destruction, seizure or confiscation and in the event of hostilities in any part of the world (whether war be declared or not) not employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the War Risks insurers of the Vessel unless there shall have been effected by the Owner (at its expense) such special, additional or modified insurance cover as the Mortgagee may reasonably require;

       (i) promptly furnish to the Mortgagee all such information as it may from time to time require regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and, upon the Mortgagee's request in writing, copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

       (j) notify the Mortgagee forthwith by telecopy thereafter confirmed by letter of:

             (i) any casualty to the Vessel which is or is likely to be a Major Casualty; and

             (ii) any occurrence in consequence whereof the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss; and

             (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with; and

             (iv) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or any requisition of the Vessel for hire; and

             (v) any intended dry docking of the Vessel, as to which the Owner shall give the Mortgagee 30 days prior notice, provided, that in the event of any emergency dry docking of the Vessel, the Owner shall immediately notify the Mortgagee; and

             (vi) any intended deactivation or lay-up of the Vessel (other than for normal periods of inactivity between contracts for the Vessel during which periods the Vessel remains manned) and obtain the Mortgagee's prior written consent;

       (k) keep proper books of account in respect of the Vessel and as and when the Mortgagee may so reasonably require make such books available for inspection on behalf of the Mortgagee and furnish satisfactory evidence that the wages and allotments and the insurance of the master and crew are being regularly paid and that all deductions from crew's wages in respect of tax and/or social security liability are being properly accounted for and that the master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

       (l) observe the obligations contained in Sections 7 and 8 of the Credit Agreement which apply to the Vessel and the Owner, and in pursuance thereof such obligations shall be incorporated in and deemed to form part of this Mortgage mutatis mutandis;

       (m) not without the previous consent in writing of the Mortgagee (such consent not to be unreasonably withheld), put the Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed Two Million Five Hundred United States Dollars (US$2,500,000.00) (or the equivalent in any other currency) unless (i) such person shall first have given to the Mortgagee and in terms satisfactory to it a written undertaking not to exercise any lien on the Vessel for the cost of such work or otherwise or
             (ii) the cost of such work shall be fully covered by applicable insurance;

       (n) comply with and satisfy all the provisions of applicable laws and regulations of the Republic of Panama, as at any time amended, in order to establish and maintain this Mortgage as a first priority naval mortgage thereunder upon the Vessel and upon all renewals, improvements and replacements made in or to the same, and promptly to furnish to the Mortgagee from time to time such proofs as the Mortgagee may request for its satisfaction with respect to the compliance by the Owner with the provisions of this sub-clause, including, appropriate certificates of the Public Registry showing that this Mortgage has been duly registered and filed and is a first and absolute lien on the Vessel;

       (o) place, and use due diligence to retain, a properly certified copy of this Mortgage on board the Vessel with her papers and cause such certified copy of this Mortgage to be exhibited to any and all persons having business with the Vessel which might give rise to any lien thereon other than a lien for crew's wages and salvage and to any representative of the Mortgagee on demand and to place and keep prominently displayed in the chart room and in the master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

                                               "NOTICE OF MORTGAGE

                     This Vessel  is subject  to an  Indenture of First  Naval
             Mortgage in favor of CHRISTIANIA BANK OG KREDITKASSE, as Agent for the Banks defined in said Mortgage, in conformity with the provisions of Chapter V, Title IV of Book Second of the Code of Commerce, and the pertinent provisions of the Civil Code and other legislation of the Republic of Panama. Under the terms of said Mortgage neither the owner, any charterer, the Master of the Vessel nor any other person shall have the right, power or authority to create, incur or permit to be placed upon the Vessel any other lien whatsoever other than for current crew's wages and salvage and Permitted Liens (as that term is defined in said Mortgage)."

       (p) comply, or procure compliance with, all Environmental Laws and Environmental Approvals relating to the Vessel, its operation or management and the business of the Owner from time to time;

       (q)   notify the Mortgagee forthwith upon:

             (i) any Environmental Claim which could reasonably be expected to result in damages in excess of US$200,000 being or made against the Owner, or otherwise in connection with the Vessel; or

             (ii) any Environmental Incident occurring, and keep the Mortgagee advised, in writing on such regular basis and in such detail as the Mortgagee shall require, of the Owner's response to such Environmental Claim or Environmental Incident.

       (r) not sell, mortgage or transfer the Vessel (other than as permitted by the Credit Agreement) without the written consent of the Mortgagee having first been obtained, and any such written consent to any one such sale, mortgage or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage or transfer. Any such sale, mortgage or transfer shall be subject to the provisions of this Mortgage and the lien it creates. The Owner shall not charter the Vessel to, or permit the Vessel to serve under any contract with, a person included within the definition of (i) "national" of a "designated foreign country," or "specially designated national" of a "designated foreign country," in the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Parts 500 and 515, in each case as amended, (ii) "Government of Libya", "entity of the Government of Libya" or "Libyan entity" in the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R. Part 550, as amended, or (iii) "Government of Iraq", "entity of the Government of Iraq" or "Iraqi Government entity" in the Iraqi Sanctions Regulations, 56 Fed. Reg. 2112 (1991) to be codified at 31 C.F.R. Part 575, as amended, all within the meaning of said Regulations or of any regulations, interpretations or rulings issued thereunder, or sail in Cuban waters or enter any Cuban port for any purpose or engage in any transaction that violates any provision of said Regulations or that violates any provision of the Iranian Transactions Regulations, 31 C.F.R. Part 560, as amended, the Foreign Funds Control Regulations, 31 C.F.R. Part 520, as amended, the Transaction Control Regulations, 31 C.F.R. Part 505, as amended, the Haitian Transaction Regulations, 31 C.F.R.
             Part 580, as amended, the Foreign Assets Control Regulations, 31 C.F.R. Part 500, as amended, or Executive Orders 12810 and 12831; if such transaction or violation would (i) expose the Mortgagee to any penalty, sanction or investigation or (ii) jeopardize the lien created by this Mortgage or (iii) have a material adverse effect on the Owner or the operation of the Vessel;

       (s) shall not cause or permit the Vessel to be operated in any manner contrary to law (except where the failure to operate in compliance with any law would not have a material adverse effect on the Owner, the Vessel or the lien of this Mortgage), shall not abandon the Vessel in a foreign port and shall not engage in any unlawful trade or violate any law or carry any cargo that shall expose the Vessel to forfeiture or capture.

8.     PROTECTION OF SECURITY

8.01 The Mortgagee shall without prejudice to its other rights and powers under this Mortgage and the other Credit Documents be entitled (but not bound) at any time and as often as may be necessary (but unless an Event of Default shall have occurred and be continuing with prior written notice to the Owner) to take any such action as it may in the reasonable exercise of its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Credit Documents (including, without limitation, such action as is referred to in Clause 8.02) and each and every expense, liability, or loss (including, without limitation, reasonable legal fees) so incurred by the Secured Creditors in or about the protection or maintenance of the said security together with interest payable thereon under Clause 4.01(b) shall be repayable to it by the Owner on demand.

8.02   Without prejudice to the generality of Clause 8.01:

       (a) if the Owner does not comply in any material respect with the provisions of Clause 6 or any of them the Mortgagee shall be entitled (but not bound) to effect or to replace and renew and thereafter to maintain the Insurances in such manner it, in its discretion, may think fit and to require that all policies, contracts and other records relating to the Insurances (including details of any correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Mortgagee may nominate and, upon the direction of the Mortgagee to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion, may think fit and to permit the brokers through whom the collection or recovery is effected to charge the usual brokerage therefor;

       (b) if the Owner does not comply with the provisions of Clause 7.01(d) or 7.01(f) the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs to and/or surveys of the Vessel as it deems expedient or necessary; and

       (c) if the Owner does not comply with the provisions of Clause 7.01(h) the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages and liabilities and all such tolls, dues, taxes, assessments, charges, fines, penalties and other outgoings as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessel.

9.     ENFORCEABILITY AND MORTGAGEE'S POWERS

9.01 Upon the happening of any of the Events of Default specified in the Credit Agreement but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred (and whether prior to or after the Mortgagee or the Banks having served on the Owner any such notice as is referred to in
       Section 9 of the Credit Agreement) the security constituted by this Mortgage shall become immediately enforceable and the Mortgagee shall be entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by it as mortgagee of the Vessel or otherwise and in particular:

       (a) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the laws of the Republic of Panama or other applicable laws;

       (b)   to   take   possession  of   the  Vessel   whether   actually  or
             constructively and/or otherwise to take control of the Vessel wherever the Vessel may be and cause the Owner or any other person in possession of the Vessel forthwith upon demand to surrender the same to the Mortgagee without legal process and without liability of the Mortgagee for any losses or damages incurred thereby and without having to render accounts to the Owner in connection therewith;

       (c) to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

       (d) to collect, recover, compromise and give a good discharge for or procure that the Mortgagee collect, recover, compromise and give good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurances or any Requisition Compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

       (e) to take over or institute (if necessary using the name of the Owner) all such proceedings in connection with the Vessel, the Insurances, or any Requisition Compensation as the Mortgagee in its absolute discretion thinks fit and to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

       (f) to sell the Vessel or any share therein with or without prior notice to the Owner free from any claim of or by the Owner of any nature whatsoever, and with or without the benefit of any charterparty or other contract for her employment, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Mortgagee in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or itself to purchase the Vessel at any such public auction and to set off the purchase price against all or any part of the Obligations, subject to notice of sale being given by the
             Mortgagee to the Owner and other mortgagees of record, if any, by airmail, postage pre-paid and by publication once in a newspaper of general circulation in the City of Panama, Republic of Panama, not less than twenty (20) calendar days in advance of the sale, to satisfy the requirement of notice of sale contained in Article 1527 of the Panama Code of Commerce. Such notice shall be necessary only in respect of the initial date of sale;

       (g) to manage, insure, maintain and repair the Vessel and to charter, employ, sail or lay up the Vessel in such manner, upon such terms and for such period as the Mortgagee in its absolute discretion deems expedient and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, and the insurance, management, maintenance, repair, classification, chartering and employment of the Vessel, in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;

       (h) to recover from the Owner on demand any expenses, liabilities or losses as may be incurred by the Mortgagee in or about the exercise of the power vested in the Mortgagee under Clause 9.01(g);

       (i) generally, to recover from the Owner on demand each and every expense, liability or loss incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers aforesaid.

9.02 The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim, take any action or enforce any rights and benefits assigned to the Mortgagee by this Mortgage or to which the Mortgagee may at any time be entitled hereunder.

9.03 Neither the Secured Creditors nor their agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Mortgage in the absence of gross negligence or wilful misconduct.

9.04 The Mortgagee shall not by reason of the taking possession of the Vessel be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable.

9.05 Upon any sale of the Vessel or any share therein by the Mortgagee the purchaser shall not be bound to see or enquire whether the Mortgagee's power of sale has arisen in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

10.    APPLICATION OF MONEYS

10.01  (a)   All moneys  received by  the Mortgagee  or any  Secured Creditor, including, without limitation,  in respect of sale  of the Vessel
             or  any   part  thereof,  in  respect   of  recovery   under  the
             Insurances, or in respect of Requisition Compensation, shall be applied in the following manner:

             (i) first, to the payment of all amounts owing the Mortgagee of the type described in clauses (ii) and (iii) of Recital (F);

             (ii) second, to the extent moneys remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Clause 10.01(c), with each Secured Creditor receiving an amount equal to such
                     Obligations held by it or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

             (iii) third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii), and following the termination of this Mortgage pursuant to Clause 3.01, any surplus then remaining shall be paid to the Owner, subject, however, to the rights of the holder of any then existing Lien of which the Mortgagee has actual notice (without investigation).

       (b) For purposes of this Mortgage "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations. For purposes of determining the amount payable to each Secured Creditor, the Mortgagee shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to reply upon the amounts stated therein in making such distribution.

       (c) All payments required to be made to Secured Creditors hereunder shall be made to the Agent under the Credit Agreement for the account of the Secured Creditors.

       (d) For purposes of applying payments received in accordance with this Clause 10.01, the Mortgagee shall be entitled to reply upon
             (i) the Agent under the Credit Agreement and (ii) the Secured Creditors for a determination (which the Agent and each Secured Creditor, by their acceptance of the benefits of this Mortgage shall be obligated to provide upon request of the Mortgagee) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Mortgagee, in acting hereunder, shall be entitled to assume that (x) no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.

11.    FURTHER ASSURANCES

11.01 The Owner shall execute and do all such assurances, acts and things as the Mortgagee in its absolute discretion may require for:

       (a) perfecting or protecting the security created (or intended to be created) by this Mortgage; or

       (b) preserving or protecting any of the rights of the Mortgagee and the Agent under this Mortgage; or

       (c) ensuring that the security constituted by this Mortgage and the covenants and obligations of the Owner under this Mortgage shall inure to the benefit of any transferee, successor or assignee of the Mortgagee; or

       (d) enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

       (e) the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

       in any such case, forthwith upon demand by the Mortgagee and at the expense of the Owner.

12.    POWER OF ATTORNEY

12.01 The Owner, by way of security and in order to more fully secure the performance of the Obligations under this Mortgage, hereby irrevocably appoints the Mortgagee as its attorney for the duration of the Credit Facility Period for the purposes of:

       (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to the Vessel (including without limitation, transferring title to the Vessel to a third party), provided, however, that such power shall not be exercisable by or on behalf of the Mortgagee until this Mortgage shall have become immediately enforceable pursuant to Clause 9.01; and

       (b)   executing,   signing,  perfecting,   doing   and  (if   required)
             registering every such further assurance document, act or thing as is referred to in Clause 11.

12.02 The exercise of such power as is referred to in Clause 12.01(a) by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether this Mortgage has become enforceable nor shall such person be in any way affected by notice that this Mortgage has not become enforceable and, in relation to both Clauses 12.01(a) and 12.01(b), the exercise by the Mortgagee of such power shall be conclusive evidence as against third parties of its right to exercise the same.

13.    INDEMNITIES

13.01 The Owner will indemnify and save harmless the Secured Creditors and each agent or attorney appointed under or pursuant to this Mortgage (each an "Indemnitee") from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by such Secured Creditors or such agent or attorney in good faith:

       (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage; or

       (b) in the preservation or enforcement of the Mortgagee's rights under this Mortgage; or

       (c) on the release of the Vessel from the security created by this Mortgage,

       and the Secured Creditors and each such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage. All such amounts recoverable by a Secured Creditor or such agent or attorney shall be recoverable on a full indemnity basis.

13.02 Without limiting the foregoing Clause 13.01, the Owner hereby further indemnifies and holds harmless each of the Secured Creditors and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, consultant fees, investigation and laboratory fees) imposed upon or incurred by or asserted against them, or any of them, by reason of (a) an actual, alleged or threatened Environmental Incident; (b) any personal injury (including wrongful death) or property damage (real or personal) or economic damage arising out of or related to such Environmental Incident; (c) any Environmental Claim brought or threatened, or settlement reached; or (d) any violation of laws, orders, regulations, requirements or demands of government authorities relating to Hazardous Materials at, or discharged from the Vessel.

13.03 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with the Subsidiary Guaranty or this Mortgage is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Mortgage (the "contractual currency"), then to the extent that the amount of such payment actually received by the Mortgagee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Clause 13.03, "rate of exchange" means the rate at which the Mortgagee is able on the date of such payment (or, if it is not practicable for the Mortgagee to purchase the contractual currency with the payment currency on the date of such payment, at the rate of exchange as soon afterwards as is practicable for the Mortgagee to do so) to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14.    EXPENSES

14.01 The Owner shall pay to the Mortgagee on demand all costs, fees and expenses, including, but not limited to, legal fees and expenses and valuation fees and Taxes thereon incurred by any Secured Creditor or for which any Secured Creditor may become liable in connection with:

       (a)   the  negotiation,   preparation  and  execution  of   the  Credit
             Agreement,   the  Subsidiary  Guaranty   and  the   other  Credit
             Documents (or any of them); and/or

       (b) the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under the Credit Agreement, the Subsidiary Guaranty or the other Credit Documents (or any of them).

14.02 The Owner shall pay to the Mortgagee on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and Taxes thereon incurred by any Secured Creditor in connection with:

       (a) any variation of, or amendment or supplement to, any of the terms of the Credit Agreement, the Subsidiary Guaranty or the other Credit Documents (or any of them) requested by the Owner, necessary or advisable under applicable law or relating to the syndication of the Credit Facility, or initiated during the occurrence and continuation of an Event of Default; and/or

       (b) any consent or waiver required from the Mortgagee in relation to the Credit Agreement, the Subsidiary Guaranty and the other Credit Documents (or any of them),

       and  in  each  case,   regardless  of  whether  the  same  is  actually
       implemented, completed or granted, as the case may be.

14.03 The Owner shall pay promptly all stamp, documentary and other like duties and Taxes to which the Credit Agreement, the Subsidiary Guaranty and the other Credit Documents (or any of them) may be subject or give rise and shall indemnify the Mortgagee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Owner to pay any such duties or Taxes.

15.    COMMUNICATIONS

15.01 All notices required to be given to the Mortgagee shall be made to the following address:

                             Christiania Bank og Kreditkasse, New York Branch 11 West 42nd Street
                             7th Floor
                             New York, New York  10036
                             Attention:  Loan Administration
                             Telephone:  (212) 827-4800
                             Telefax:    (212) 827-4888

       All  other notices  shall  be made  to the  addresses  provided for  in
       Section 12.03 of the Credit Agreement and Annex II thereto.

16.    ASSIGNMENTS

16.01 This Mortgage shall be binding upon and shall inure to the benefit of the Secured Creditors and their respective transferees, successors and permitted assigns, and references in this Mortgage to any of them shall be construed accordingly.

16.02 The Owner may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.

16.03 Pursuant to Section 12.16 of the Credit Agreement, each Bank has the right to assign or transfer all or any part of its rights and/or obligations under the Credit Agreement on the terms therein provided. The Mortgagee shall notify the Owner promptly following any such assignment, transfer or change.

17.    TOTAL AMOUNT, ETC.

17.01 The total amount of this Mortgage is One Hundred Forty Million US Dollars (US$140,000,000) of principal plus interest, fees, commissions and performance of mortgage covenants. The discharge amount is the same as the total amount.

18.    WAIVER; AMENDMENT

18.01 None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee (with the consent of either the Required Banks or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks). No amendment to the Subsidiary Guaranty which affects the rights and obligations of the Mortgagee hereunder shall be effective without the consent of the Mortgagee thereto.

19.    MISCELLANEOUS

19.01  This Mortgage shall be governed by the laws of the Republic of Panama.

19.02 If at any time any one or more of the provisions in this Mortgage is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Mortgage shall not be in any way affected or impaired thereby.

19.03 The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Mortgage in relation to the Vessel. Any such delegation may be made upon such terms and subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate.

19.04 The appearing parties hereby confer a special power of attorney on Benedetti & Benedetti, lawyers of Panama, Republic of Panama and/or any partners in the firm authorizing such firm or any such partner to take all necessary steps to record this Indenture of First Naval Mortgage in the appropriate registries of the City of Panama, and to substitute this Power of Attorney herein granted.

19.05 A certification or determination by the Mortgagee as to any matter provided for in this Mortgage shall, in the absence of manifest error, be conclusive and binding on the Owner.

19.06 The Mortgagee declares that it accepts the naval mortgage hereby created under the terms above set forth.

20.    JURISDICTION

20.01 The Owner agrees that the Mortgagee shall have the liberty but shall not be obliged to take any proceedings in the courts of any country to protect or enforce the security constituted by this Mortgage or to enforce any provisions of this Mortgage or to enforce the Obligations and for the purpose of any proceedings for such enforcement the Owner hereby submits to the jurisdiction of the courts of any country of the choice of the Mortgagee.

20.02 Without prejudice to the generality of Clause 20.01, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the master of the Vessel (or upon anyone acting as the master) and such service shall be deemed good service on the Owner for all purposes.

20.03 The Owner agrees that should the Mortgagee bring a legal action or proceedings against it or its assets in relation to any matters arising out of or in connection with this Mortgage, no immunity from such legal action or proceedings (which shall be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of the Owner or with respect of its assets, and the Owner hereby irrevocably waives any such right of immunity which it or its assets now has or may hereafter acquire and the Owner hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Mortgage to the giving out of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution or attachment against any property whatsoever of any order or judgment which may be made or given in such action or proceedings.

IN WITNESS   whereof  the Owner  and the  Mortgagee have  duly executed  these presents the day and year first before written.

READING & BATES DEVELOPMENT CO.


By:  _____________________________________


CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH


By:  _____________________________________



By:  _____________________________________




                          ACKNOWLEDGMENT OF MORTGAGE


STATE OF NEW YORK        )
                         )  ss:
COUNTY OF NEW YORK       )


                   On this __ day of August, 1996, before me personally appeared ____________________ to me known and who resides at
                      ; and who submitted evidence to me that he is a ___________ of READING & BATES DEVELOPMENT CO., the ___________________
company described in and which executed the foregoing mortgage; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said corporation.



____________________________________
Notary Public




                          ACKNOWLEDGMENT OF MORTGAGE


STATE OF NEW YORK        )
                         )  ss:
COUNTY OF NEW YORK       )


                   On this __ day of August, 1996, before me personally appeared ______________ to me known and who resides at __________________________; and who submitted evidence to me that he/she is
__________ of CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, the corporation described in and which executed the foregoing mortgage; and that he/she signed his/her name thereto pursuant to authority granted to him/her by the Board of Directors of said corporation.



____________________________________
Notary Public